UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2012

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3845 Beck Blvd,. Suite 805, Naples, Florida	34114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 6, 2012, the registrant entered into an Extension Agreement with certain holders of convertible notes issued by the registrant, which are past due, and warrants issued by the registrant, certain of which are set to expire shortly.  The agreement provides for among other things, (i) the extension of notes held by such parties to be extended to October 3, 2013; (ii) the waiver of any current defaults under such notes; (iii) an acknowledgement and agreement by the noteholders that upon execution of such Extension Agreement none of the notes are in default and, to the best knowledge of said parties,  there are no existing breaches pursuant to the terms of any note or Subscription Agreement between the parties that would cause a default under any of the notes; and (iv) the extension of the expiration date of certain warrants held by such parties until April 3, 2015.  This brief description of the terms of the Extension Agreement is subject to the terms of the full agreement, a copy of which is filed as an exhibit hereto.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit                      Description

10.1	Extension Agreement effective as of April 3, 2012 between the Registrant and certain Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: April 12, 2012	By:	/s/ Sam Klepfish
Sam Klepfish, CEO

Exhibit Index

Exhibit                      Description

10.1	Extension Agreement effective as of April 3, 2012 between the Registrant and certain Noteholders.